PROMISSORY PURCHASE AGREEMENT

The undersigned, namely, on the one hand, ARNOLD ERNESTO GÓMEZ MENDOZA, male, of legal age, identified with Identity Card Number 19,472,285 of Bogotá, acting in his capacity as legal representative of CEMENTOS ARGOS, S.A., who is acting in his capacity as legal representative of CEMENTOS ARGOS, S.A., and from here on in for all the effects of this agreement shall be referred to as ARGOS; a company identified with legal entity TIN 890,100,251, AS CERTIFIED IN THE EXISTENCE AND LEGAL REPRESENTATION CERTIFICATE ISSUED BY THE Chamber of Commerce of Barranquilla and that is included as an integral part of this Agreement as ANNEX 1 – EXISTENCE AND LEGAL REPRESENTATION CERTIFICATES, and who from here on in and for all the effects of this Agreement shall be referred to as the PROMISSORY SELLER; and, on the other hand, RODRIGO CALVO GONZÁLEZ, identifying himself with the data that appears below his signature, acting in his capacity as special proxy for PRICESMART COLOMBIA SAS, a business corporation identified with TIN: 900,319,753-3, duly established and organized in accordance with the regulations of the Republic of Colombia as certified in the existence and legal representation certificate issued by the Chamber of Commerce of Bogotá and which is included as an integral part of the Agreement as ANNEX 1- EXISTENCE AND LEGAL REPRESENTATION CERTIFICATES, and who from here on in and for all the effects of this Agreement shall be referred to as THE PROMISSORY BUYER and who along with the PROMISSORY SELLER shall be referred to as THE PARTIES, hereby enter into a Promissory Real Estate Purchase Agreement (from here on in the “AGREEMENT”) which shall be governed by the clauses contained in such and by the applicable legal provisions, subject to the following:

CONSIDERATIONS:

1.
THE PROMISSORY SELLER is the owner of two plots of land of a large extension referred to as: (i) “LOT D-2”, identified with real estate registration number 040-390709 of the Office of Public Instruments of Barranquilla, with an area measuring 65241.10 M2; and (ii) “PAVAS-MOLINA LOT”, identified with real estate registration folio 040-401515 of the Office of Public Instruments of Barranquilla with an area measuring 390 hectares and 7,684.88 m2. Such lots shall be joined together for the development of the Portal de Alejandría Urbanization, from which a part of the land referred to as Lot C-2 shall be detached and shall have a total area of approximately 19,503 m2 and shall be delimited by the boundaries specified in ANNEX 2- BOUNDARIES AND MEASUREMENTS PROJECTED FOR LOT C-2, attached to this document and which are described below (from here on in referred to as the “Property”): North East: between point A and point B in  straight line and with a longitude of 146.90 meters and which adjoins the projection of the future Roadway 55, in front of the Argos terrain; South West: Between point C and point D in a slightly rough line and with a longitude of 16.90 meters and adjoins Roadway 53 in the middle, in front of Paseo de la Castellana V; North West: Between point A and point D in a straight line and with a longitude of 121.30 meters and adjoining the Argos terrain; South East: Between point B and point C in a straight line and with a longitude of 120.20 meters and adjoining the future prolongation of 106 Street.

2.
On the date of the signing of this AGREEMENT, the PROMISSORY SELLER, is preparing the urbanization license for the construction of the Portal de Alejandría Project and the detachment of the lots conforming such, including the real property promised for sale, which shall be detached from the larger lot.

3.
THE PROMISSORY BUYER is interested in acquiring the real property from THE PROMISSORY SELLER, for the effects of developing a Real Estate Project on such property, which shall be basically destined to open a business establishment (from here on in referred to as the “Project” and /or PriceSmart Barranquilla Project or simply PriceSmart Barranquilla).

4.
THE PROMISSORY SELLER states to be aware of the Project that the PROMISSORY BUYER is interested in building on the real property promised for sale; as well as of the needs and requirements in terms of district authorizations and considers that the Project with the specifications required by THE PROMISSORY BUYER can be developed on the Real Property object of this AGREEMENT.

   In view of the above considerations, THE PARTIES have decided to enter into this Promissory Purchase AGREEMENT, which terms and conditions are established below:

CLAUSES

FIRST: OBJECT: THE PROMISSORY SELLER, through this document, promises to transfer ownership in favor of THE PROMISSORY BUYER, who in turn promises to acquire such property, in the same way, with the full right of ownership and possession held and exercised by THE PROMISSORY SELLER on the Real Property which initial description is contained in the map that is attached as ANNEX 2 and described in Consideration 1 of this Agreement. The Real Property shall be conveyed free of limitations to the right of ownership or possession and free of mortgages, civil suits, census, lease through a public deed, antichresis, embargo or conditions subsequent affecting ownership, such as is established in the Ninth Clause of this AGREEMENT.

First Paragraph: The Real Property object of this AGREEMENT is promised and transferred as specified, and its sale includes all those constructions and improvements existing or that shall further on exist, as per the specifications and terms of delivery contained in the Fifth Clause of this AGREEMENT and in accordance with the Urbanization license that THE PROMISSORY SELLER shall process for the development of the Portal de Alejandría Urbanization. For such effect, the areas shall be verified by both parties before the signing of the public deed, by means of a land survey that shall establish the actual extension of the Real Property, carried out by a Surveyor that shall be chosen by mutual agreement between THE PARTIES.

THIRD: PRICE AND PAYMENT METHOD: THE PARTIES have agreed that the price of the Real Property object of this Promissory Purchase Agreement shall be ELEVEN THOUSAND SEVEN HUNDRED AND ONE MILLION, EIGHT HUNDRED THOUSAND PESOS (11,701,800.00 pesos) in legal currency of Colombia, at a rate of SIX HUNDRED THOUSAND PESOS (600,000) for each square meter. In accordance with the before stated, in the event that that total area of the Real Property is less than that set forth in Consideration 1 of this AGREEMENT, the price shall be adjusted in accordance with the actual area that is actually received. Without prejudice to the before stated, in the event that the total area of the Real Property is reduced by more than two point five percent (2.5%) of 19,503 m2, that is to say, that it measures less than 19,015 m2 or more than 19,990m2, THE PROMISSORY BUYER may, at its entire discretion, unilaterally terminate this AGREEMENT, without giving way to indemnification in favor of the PROMISSORY SELLER and thus the payment received on this date must be returned to THE PROMISSORY BUYER, within a period of thirty (30) days following the notice of such decision, at the latest.

The price of the Real Property shall be paid by THE PROMISSORY BUYER as follows:

3.1 The sum of ONE MILLION PESOS (100,000,000), which shall be paid within five (5) days following the signing of this AGREEMENT, sum that the PROMISSORY SELLER shall state to have received from THE PROMISSORY BUYER, once the latter delivers the respective confirmation of the transfer of the money. Payment must be made to checking account No. 005-244228-40 of BANCOLOMBIA held in the name of CEMENTOS ARGOS S.A., TIN: 890,100,251-0.
3.2 The sum of SEVEN THOUSAND NINE HUNDRED MILLION PESOS (7,9000,000,000 on the date of the granting of the Public Deed of Sale and the material delivery of the real estate property through which this AGREEMENT is fulfilled.
3.3 The sum of THREE THOUSAND SEVEN HUNDRED AND ONE MILLION EIGHT HUNDRED THOUSAND PESOS (3,701,800,000) ON December fifteen (15), two thousand and ten (2010) as long as all the primary and partial urbanization works listed in the Fifth Clause have been fully and duly concluded. In the event that such works have not been concluded in accordance with that stated in the Fifth Clause, this sum shall be withheld until the works are concluded.

First Paragraph: The second and third payments of the price agreed on in this Third Clause shall be made on the dates agreed on, with a Cashier’s check made out to CEMENTOS ARGOS S.A.

Second Paragraph: Cancellation Provision- When all the requirements for the PROMISSORY SELLER to receive the payment contained under number 3.3 of this Clause have been fulfilled and THE PROMISSORY BUYER does not pay on the corresponding date, this transaction shall be deemed to be declared as extinguished in its own right; and THE PROMISSORY SELLER may require THE PROMISSORY BUYER to comply with or unwind this transaction, in which event the ownership of the lot would return to the SELLER, discounting the value of the received price, the sum set forth for the concept of earnest money, the expenses incurred in for the purposes of the deed and shall proceed to return the remaining balance in favor of the PROMISSORY BUYER, within a period of thirty (30) calendar days, starting as of the time that it notifies of its decision to resolve.

FOURTH: SECURITY DEPOSITS: THE PARTIES, in mutual agreement, have decided to include security deposits in this Promissory Purchase Agreement, which shall permit the PROMISSORY BUYER the right of redemption from executing the business at any time, paying the value set forth further on, without this being able to be deemed as noncompliance on its part. THE PARTIES have established that the right of redemption and payment of the security deposits shall proceed as follows:

4.1
If the right of redemption is exercised within thirty (30) days following the signing of this Promissory Purchase AGREEMENT, the value of the security deposit shall be the sum of ONE HUNDRED MILLION PESOS (100,000,000) and

4.2
If the possibility of the right to redemption is exercised thirty (30) days after the signing of this AGREEMENT, the value of the security deposits shall be the sum of FIVE HUNDRED MILLION PESOS (500,000,000). Considering that THE PROMISSORY is already receiving the sum of ONE HUNDRED MILLION PESOS (100,000,000) upon the signing of this agreement, this sum shall be considered to be credited to the value of the security deposits and THE PROMISSORY BUYER shall have thirty (30) calendar days, starting as of the same day on which the right of redemption begins, to pay the unpaid difference of the agreed on value.

Paragraph: Way in with to exercise the Right of Redemption.- THE PROMISSORY BUYER shall have the right to redemption regarding this agreement for any reason; without needing to justify such redemption and by providing a simple written notice to the PROMISSORY SELLER, in the terms set forth in the Sixteenth Clause of this AGREEMENT. In the event that the PROMISSORY BUYER decides to exercise its right of redemption, it shall be forced to pay THE PROMISSORY SELLER the sums referred to in this Clause and in the terms set forth in such.

FIFTH: DELIVERY. THE PROMISSORY SELLER shall employ its best efforts to obtain the urbanization license contemplating the commercial use required for the PROMISSORY BUYER to build the Project, within a period of three (3) months following the signing of this agreement, and shall fully deliver the real property in the process of being urbanized, along with its legally corresponding practices, customs and easements, on December fifteen (15), two thousand and ten (2010), at which time the property must have the following:

5.1           The roadways corresponding to 106 Street and Roadway 53 and the future Roadway 55 in the stretch bordering the lot, built and finished with signalization in the parts surrounding the real property, and in accordance with the measures and conditions appearing in ANNEX 4- ROADWAY SECTIONS.
5.2           Electrical energy ready to be connected from the distribution chamber on the perimeter of the Real Property over the extension of Roadway 55. The power shall be at least 1 megawatt with a three-phase 13,200 voltage. The PROMISSORY BUYER shall be in charge of the switch.
5.3           Drinking water network on the perimeter municipal zone of the real property. The diameter of the piping making up the network shall at least be four (4) inches.
5.4           Point to connect the sanitary sewer system in the municipal zone on the perimeter of the Real Property on Roadway 55. The piping to this point shall at least have a diameter of eight (8) inches.
5.5           At least two points to connect the rainwater sewer system in the municipal zone on the perimeter of the Real Property, on Roadway 55. The piping at these points shall at least have a diameter of fourteen (14) inches. THE PROMISSORY BUYER shall be responsible for adjusting its design levels so that the discharge at these connection points is technically viable.

First Paragraph: All of these elements shall be delivered on the borders of the real property when permitted by the regulations or within a distance of eleven meters after the limit, when the effective regulation does not allow for a direct connection from the border of the Real Property. All the systems shall be delivered in operation conditions and the PROMISSORY BUYER shall be in charge of processing the request for connection.

Second Paragraph: The remaining urbanization infrastructure and landscape, whall be delivered within the three (3) following months, starting as of the delivery of the primary and partial urbanization works listed in this clause and the delivery of the third payment agreed on in the third clause of this Promissory Agreement to THE PROMISSORY SELLER. The remaining urbanization infrastructure and landscape shall be understood as follows:

a.	Sidewalks finished at the parts surrounding THE REAL PROPERTY.
b.	Gardening and tree planting in the municipal areas adjacent to THE REAL PROPERTY.
c.	Any other element of infrastructure that must be built on the perimeters of the REAL PROPERTY, as per that set forth in the urbanization license.

For all the effects of this agreement, the Urbanization License granted to THE PROMISSORY SELLER shall be the master document determining the quality, quantity, specifications, characteristics and other requirements that must be met by the Portal de Alejandría Urbanization. Once the Urbanization license is obtained, such shall constitute an integral part of this document.

Third Paragraph: Connections and Fittings- The PROMISSORY BUYER shall be responsible for the payments to be made for the concept of connection and measurement rights as per the regulations of the service lending entities effective at the time that such were requested. The lending of such services shall depend on the respective service lending entity and the PROMISSORY SELLER shall have no responsibility or obligation whatsoever regarding such .

Fourth Paragraph: Telephone and Natural Gas Services- The service lending company shall be in charge of the installation of the natural gas and communication service networks,  and the supply of such.

Fifth Paragraph: The terms agreed on in this clause shall be automatically extended for thirty (30) days in the event that such terms have not been complied with on the date of the agreed on obligation.

Sixth Paragraph: In all events in which THE PROMISSORY SELLER shall deliver works to THE PROMISSORY BUYER, a DELIVERY AND RECEPTION of works document shall be prepared and signed by THE PARTIES, indicating the date on which the delivery takes place, the quantity and quality of the works received and if such do or do not fulfill the requirements for the delivery of such, in the terms of the license issued and in the terms of this agreement.

Seventh Paragraph: Urbanization License. As desired by THE PARTIES, the attainment, by THE PROMISSORY SELLER, of the urbanization license for the construction of the Portal de Alejandría Project and detachment of the lots making up such, including that of the Real Property that is promised for sale, which shall be detached from the lot of a larger extension and that such enjoys the commercial use required for the construction and operation of the Project of THE PROMISSORY BUYER is considered to be an essential requirement of this negotiation. In the event that the respective urbanization license is denied or that it is impossible to obtain the commercial use required within the term stipulated herein, this transaction shall be terminated in its complete right, without requirements or notices, and without giving way to a compensation payment or penalization in favor of the parties and without constituting noncompliance. THE PROMISSORY SELLER must proceed to return the monies received to such date, for which purpose it shall have thirty (30) days, starting as of the moment on which such denial to grant the license, by the respective authority, is informed or that the use of the land does not allow for the development of the Project by THE PROMISSORY BUYER.

SIXTH: EARLY ENTRY PERMIT- Once this Promissory Purchase AGREEMENT is signed, THE PROMISSORY SELLER shall allow THE PROMISSORY BUYER to access the Real Property, with the only purpose for the latter to perform the respective soil studies. In the event that after performing the soil studies the PROMISSORY BUYER needs to enter the Real Property before the date foreseen for the delivery of such, in order to carry out additional studies, such as measurements, boundary limits and similar studies, such PROMISSORY BUYER shall request the prior authorization of THE PROMISSORY SELLER, who shall authorize such in writing, stating the time during which the former may remain on the site and the requirements involved. These permits shall be granted prior to the written request by THE PROMISSORY BUYER to THE PROMISSORY SELLER and the period corresponding to such permit shall be defined by the parties. THE PROMISSORY BUYER states to be informed of and to be bound to comply with the provisions and requirements regarding security and administration that for this effect are contained in the internal hiring manual of Cements Argos S.A.

SEVENTH: GRANTING OF THE DEED OF SALE. The Public Deed of Sale with which this AGREEMENT shall be fulfilled shall be granted at the Third Notary Office of the Circuit of Barranquilla at ten am (10:00am) five (5) months after the date of the signing of this Promissory Purchase agreement, as long as the PROMISSORY SELLER has obtained the urbanization license for the development of the Portal de Alejandría urbanization project and that THE PROMISSORY SELLER has obtained the building license for the PriceSmart Barranquilla Project. If for any reason the urbanization license is obtained after the period of three months referred to in the fifth clause, but still within the term of five months stated herein, the term for the granting of the public deed shall be extended for the same time during which the obtainment  of the urbanization license has exceeded three (3) months.

First Paragraph: In the event that the date of the signing corresponds to a non workday, the deed shall be granted on the workday following such, at the same time and before the same Office of the Notary.

Second Paragraph: Notwithstanding the above stated, the Public Deed may be granted before or after the indicated date, by means of an agreement between THE PARTIES, which shall be stated in writing and as a modification to this document.

Third Paragraph: THE PROMISSORY SELLER shall deliver the respective fiscal and/or tax clearance certificates of the re property required by the regulations for the granting and authorization of the mentioned Deed of Sale at the indicated Office of the Notary on the date of the signing of the Deed of Sale.

Fourth Paragraph: Documents attached to the Public Deed- In order to proceed with the signing of the Public Deed of Sale, THE PROMISSORY SELLER must attach the following documents on the date of the signing:

1.
All the District and Departmental tax clearance certificates that are required by the Notary for the formal registration of the sale of the Real Property promised herein, in accordance with that set forth in such clause.

2.
Folio of the real estate registration corresponding to the real property and that no recordings or annotations limiting the right of ownership and possession, such as easements, assignment areas, affectations or others that are similar exist.

3.	A genuine copy of the Urbanization license granted to the builder of the Portal de Alejandria Project and the detachment of the lots.

EIGHTH: FAÇADE AND  FLOOR PLAN - THE PROMISSORY BUYER presented the photos of the facades, and fifth façade of the ALAJUELA Project in Costa Rica and the floor plan of the site of PriceSmart Barranquilla to THE PROMISSORY SELLER and commits to execute such in a similar manner. These documents are found in ANNEX No. 3- FACADES AND FLOOR PLAN, which are an integral part of this AGREEMENT.

First Paragraph: If during the execution of the Project, substantial modifications are requited in the facades of the Project approved by THE PROMISSORY SELLER, such must be likewise presented and approved by THE PROMISSORY SELLER in such way that they are visually similar to its interests. This paragraph shall be ineffective once the commercial storefront of the Project is open to the public.

NINTH: FREE OF LIENS AND ENCUMBRANCES: THE PROMISSORY SELLER states that on the date of the signing of the public Deed of Sale it shall hold the ownership and other rights on the real property and that such property shall not be transferred to any other third party that is not THE PROMISSORY BUYER, shall not have any limitations regarding ownership or mortgages, shall not be the object of civil suits, census, public document leases, antichresis, embargo or conditions subsequent affecting ownership and that it shall posses such in a calm, regular and peaceful manner. In every event, THE PROMISSORY SELLER is required to proceed to ensure that no encumbrances exist, in accordance to law.

First Paragraph: Extension of the obligation to ensure the nonexistence of encumbrances and obligation to defend THE PROMISSORY BUYER. As agreed on by THE PARTIES, any legal action directed towards rendering the urbanization license required for the development of the Project null and void must be remedied by THE PROMISSORY SELLER, and such shall be required to defend the interests of the PROMISSORY BUYER to avoid the detriment of such; and this obligation shall remain in effect throughout the complete execution of the Project, and may never be less than the legal term set forth for such purpose.

TENTH: EXPENSES: Fifty percent (50%) of the Notary expenses incurred in by the granting of the Public Deed of Sale that perfects this Promissory Purchase AGREEMENT, shall be borne by THE PROMISSORY SELLER, and the remaining fifty percent (50%) shall be borne by THE PROMISSORY BUYER. The registration expenses produced at the Office for the Registration of Instruments of Barranquilla shall be fully borne by THE PROMISSORY BUYER.

ELEVENTH: TAXES, RATES AND CONTRIBUTIONS: THE PROMISSORY SELLER is bound to keep the Real Property object of this Promissory Agreement clear of all types of taxes, capital gains taxes, rates, contributions, utilities of any type caused to the date of the granting of the public deed fulfilling this Promise of Purchase. As of the date of the signing of the Deed of Sale, THE PROMISSORY BUYER shall be in charge of any sums of money liquidates, caused by or charged, with regard to valuation of contributions for a general and /or local benefit. The property taxation shall be assumed by THE PROMISSORY SELLER until the date of the signing of the public Deed of Sale. THE PROMISSORY SELLER shall deliver the tax clearance certificates corresponding to such concept to December 31 of the respective fiscal year and THE PROMISSORY BUYER shall proceed to reimburse the portion that it must assume as of that date until December 31 of the respective fiscal year, on the same day of the signing of the public deed which fulfills this Promise.

TWELFTH: ASSIGNMENT: THE PARTIES may assign the contractual possession derived in this AGREEMENT before the date of the granting of the Public Deed, as long as they have the express prior written agreement of the other Party. Nonetheless, THE PARTIES may transfer their contractual position in any way to any of the holding companies or subordinate companies within the Republic of Colombia, without requiring prior authorization from THE OTHER PARTY in order to do so. In the event that the intended assignment is made to a foreign holding or subordinate company, the written consent of THE PARTIES shall be required.

THIRTEENTH: SPECIAL SUPPORT. With regard to the Project that THE PROMISSORY BUYER intends to develop on the Real Property, THE PROMISSORY SELLER is bound, during the time that it still holds the ownership title of the real property, to provide its support and facilitate the signing and subscription of all those records, powers, and documents that THE PROMISSORY BUYER needs to present before the respective Urbanization agency, Municipal Planning Office, environmental authorities and other municipal authorities and entities with regard to the development of the Project. Likewise, THE PROMISSORY SELLER is bound to subscribe the urbanization and/or construction license request and/or modification forms.

First Paragraph: THE PROMISSORY BUYER shall bare all the necessary costs and expenses for the attainment of the building licenses and/or modifications to such required for the execution and development of the Project on the Real Property. THE PROMISSORY BUYER shall be responsible for the processing provided by THE PROMISSORY SELLER before third parties and the authorities.

Second Paragraph: THE PROMISSORY BUYER shall be responsible for the viability and soil studies that are necessary on the Real Property for the successful construction of the Project. THE PROMISSORY SELLER is not responsible for the material state of the current or future soil of the Real Property for the purposes of the construction and development of the PriceSmart Project or for the adjustment works on the soil that are necessary in order to execute the Project.

Third Paragraph: THE PROMISSORY BUYER states that it is informed of the urbanization, foreseen uses and environmental regulations as well as all the others that are applicable and that have been issued by the corresponding authorities for the Real Property object of this AGREEMENT. Likewise, it states to be aware of the consequences involving possible changes to the regulations relating to the use and destination of the soil and all those referring to the territorial organization that affect the real property.

FOURTEENTH: CONFIDENTIALITY: All the terms and conditions of this document, the agreements and legal documents that have been entered into between THE PARTIES for the purposes  of the negotiation and all the information that each of THE PARTIES receives from the other by virtue of the obligations corresponding under this AGREEMENT, must be kept in full reservation and confidentiality by both parties, and therefore, may not be disclosed to third parties except if such disclosure is required by the competent legal or government authority, including the United States Securities Exchange Commission, which binds any of THE PARTIES and its related companies, holdings or affiliates abroad or authorized by the party that may be affected to its disclosure, or if such has been made public by another means not attributable to any of them. The information that THE PARTIES must internally make known to one another, their shareholder meetings, board of directors, advisors and high level staff shall not be considered as a breach of confidentiality; those who shall likewise be bound to the confidentiality in the terms set forth herein.

FIFTEENTH: NO INTERMEDIARIES. The fulfillment of this AGREEMENT as well as the signing and perfection of such shall not be subject to the approval or consent of any middleman and/or intermediary and consequently no commissions shall be paid in favor of any third party for the entering into or execution of this AGREEMENT.

SIXTEENTH: NOTIFICATIONS. Any notification or communication that must be provided in accordance with this AGREEMENT shall be provided in writing and understood to have been provided when delivered in person or by certified mail, or to the related email addresses, but in every event by sending a complete copy to the following addresses:

THE PROMISSORY BUYER:

Attention: Rodrigo Calvo
Address: 10800 NW 100TH St. Suite #1, Medley, FL 33178
Phone: (305) 884-0849
Email: rcalvo@pricesmart.com

C.C. Robert Gans
Address: 9740 Scanton Road, San Diego, California 92121.
Phone: (858) 404-8821
Email: bgans@pricesmart.com

C.C. Gómez Pnzón, Zuleta Abogados S.A.
Attention: Paula Samper – Santiago Jaramillo
Address: Calle 67 No. 7-35, Of 1204, Bogotá, Colombia
Phone: (571) 3192900
Email: psamper@gpzlegal.com  - sjaramillo@gpzlegal.com

THE PROMISSORY SELLER:
Attention: Arnold Gómez Mendoza
Address: Planta Barranquilla de Cementos Argos, S.A. – vía 40
Las Flores, Barranquilla – Colombia
Phone: (575) 3619222
Email: agomez@argos.com.co

SEVENTEENTH: MODIFICATIONS: Any modification to this AGREEMENT must be provided in writing and signed by THE PARTIES.

EIGHTEENTH: ENTIRE AGREEMENT. THE PARTIES state that this AGREEMENT constitutes the entire and full agreement regarding its object and replaces and leaves any and every other oral agreement or document referring to the real property object of this AGREEMENT and described in the first clause of such, previously signed by THE PARTIES, without effect.

NINETEENTH: CONTRACTUAL DOMICILE: For the effects of this AGREEMENT the contractual domicile is set as the city of Barranquilla.

TWENTIETH: ARBITRATION CLAUSE. All disputes or controversies deriving from this AGREEMENT or related to such, shall be resolved by an arbitral tribunal, in accordance with the following rules: (1) The tribunal shall be made up by three (3) arbitrators designated by mutual agreement by THE PARTIES and in the case that an agreement cannot be reached, by the Arbitration and Conciliation Center of the Chamber of Commerce of Bogotá from the “A” list of arbitrators of such Center; (2) Arbitration shall be legal by nature; (3) the tribunal shall operate in Bogotá, at the headquarters of the Arbitration and Conciliation Center of the Chamber of Commerce of that city; (4) at the time of accepting their designation, the arbitrators must state to THE PARTIES, in writing, their independence and impartiality to act as arbitrators regarding disputes or controversies.

TWENTY-FIRST: ANNEXES TO THIS AGREEMENT: The following Annexes are part of this AGREEMENT:

(a)	Annex 1: ANNEX 1- EXISTENCE AND LEGAL REPRESENTATION CERTIFICATES OF CEMENTOS ARGOS S.A. AND PRICESMART COLOMBIA SAS
(b)	Annex 2: (ANNEX 2 – BOUNDARIES AND MEASUREMENTS OF LOT C-2
(c)	Annex 3: ANNEX 3- FACADES AND FLOOR PLAN
(d)	Annex 4: ANNEX 4 – ROADWAY SECTIONS

TWENTY-SECOND: PREFERENTIAL PURCHASE OPTION: THE PARTIES shall insert a Preferential Real Property Reacquisition Clause in the Public Deed of Sale, which shall contain the following text:

“THE PURCHASER grants a preferential purchase option to the SELLER in the event that THE BUYER should decide to transfer the property without culminating the construction Project. THE SELLER shall have a term of ninety (90) days to decide to exercise or not exercise its right to the repurchase of the Real Property. The preferential reacquisition option shall be exercised for the same value of the capital for which THE PURCHASER acquires the Real Property from THE SELLER, without taking the current interests and late payment fines paid and including the improvements and modifications that THE SELLER or THE PURCHASER have made to the transferred real property. THE SELLER must pay the value of the repurchase, in the terms and conditions that they were paid by THE BUYER. The preferential purchase option shall be ineffective and expire in its full right and without requiring any formalities whatsoever, once the commercial storefront of the Project is open to the public”.

Signed in the city of Barranquilla, on May sixteen (16), two thousand and ten (2010), on two (2) duplicates of the same tenor, one for each of THE PARTIES.

THE PROMISSORY BUYER                                                                                     THE PROMISSORY SELLER
PRICESMART COLOMBIA SAS                                                                                   CEMENTOS ARGOS S.A.
TIN: 900,319,753-3                                                                                            TIN: 890,100,251-

RODRIGO CALVO GONZALEZ                                                                                     ARNOLDO ERNESTO GÓMEZ MENDOZA
Passport No. 107930239 from Costa Rica                                                                                     C.C. No. 19,472,285 of Bogotá
Special Proxy                                                                           Legal Representative.

(The notarization of the signatures pertaining to Rodrigo Calvo Gonzalez and Arnoldo Ernesto Gomez Mendoza are certified by the Notary of the Third Circuit of Barranquilla, Alfonso Luis Avila, on June 16, 2010, and June 1º8, 2010, respectively and the seal and signature of the notary is adhered and placed on the legalizations).

ANNEX 1- EXISTENCE AND LEGAL REPRESENTATION OF CEMENTOS ARGOS S.A. AND PRICESMART COLOMBIA SAS

03-1215402
Barranquilla, June 18, 2010 – Time: 10:57:42 (No. 14623953). (Logo of the Chamber of Commerce of Barranquilla) THE CHAMBER OF COMMERCE OF BOGOTÁ CERTIFYING THE EXISTENCE AND LEGAL REPRESENTATION OR REGISTRATION OF DOCUMENTS.
THE CHAMBER OF COMMERCE OF BOGOTÁ, BASED ON THE REGISTRATIONS OF THE TRADE REGISTRY, HEREBY CERTIFIES:
NAME: PRICESMART COLOMBIA S A S
N.I.T.: 900319753-3     ADMINISTRATION: SECTIONAL OFFICE OF TAXES OF BOGOTÁ, COMMON REGIME.
DOMICILE: BOGOTÁ, D.C.
CERTIFIES
REGISTRATION NO: 01941293 DATED OCTOBER 26, 2009
CERTIFIES
ADDRESS FOR LEGAL NOTIFICATION: CL 67 NO. 7 35 OF 1240
MUNICIPALITY: BOGOTÁ D.C.
CERTIFIES
CONSTRUCTION: THAT BY MEANS OF A PRIVATE DOCUMENT OF A SINGLE SHAREHOLDER DATED OCTOBER 6, 2009, REGISTERED ON OCTOBER 26, 2009, UNDER NUMBER 01336597 OF BOOK IX, THE COMMERCIAL BUSINESS KNOWN AS PRICESMART COLOMBIA S A S WAS INCORPORATED.
CERTIFIES
EFFECTIVENESS: THAT THE DURATION OF THE CORPORATION IS UNDEFINED
CERTIFIES:
CORPORATE OBJECT: THE MAIN CORPORATE OBJECT OF THE CORPORATION IS THE DEVELOPMENT OF ANY LEGAL BUSINESS ACTIVITY. PARAGRAPH: IN THE DEVELOPMENT OF ITS MAIN CORPORATION OBJECT, THE CORPORATION MAY: (A) CONSTITUTE OTHER CORPORATIONS AND PARTAKE IN OTHERS THAT PROPOSE SIMILAR, COMPLEMENTARY OR ACCESSORY ACTIVITIES TO THOSE OF THE CORPORATION AND THAT ARE CONVENIENT AND OF USE FOR THE DEVELOPMENT OF ITS BUSINESSES, MERGE WITH OR ABSORB SUCH; (B) CREATE OR FORM A PART OF INSTITUTIONS, FOUNDATIONS, CORPORATION OR ASSOCIATIONS OF ANY TYPE OR NATURE IN COLOMBIA AND ABROAD; (C) MAKE CAPITAL INVESTMENTS IN ANY TYPE OF IMMATERIAL REAL PROPERTY AND SIMILAR PROPERTY, INCLUDING, AMONG OTHERS, SHARES, BONDS, CORPORATE STOCK, FEES OR RIGHTS IN CORPORATIONS AND ANY OTHER TYPE OF REAL ESTATE TITLES OR VALUES; AND ADMINISTRATE SUCH INVESTMENTS; (D) ENTER INTO ALL TYPES OF OPERATIONS RELATING TO PROPERTIES, BUSINESSES, ACTIVITIES AND CORPORATE OBJECT OF THE CORPORATION WITH CREDIT ESTABLISHMENTS OR FINANCIAL ENTITIES, WHETHER NATIONAL OR FOREIGN, OFFICIAL OR PRIVATE; (E) ISSUE, ACCEPT, ENDORSE, GUARANTEE, ENSURE, COVER AND NEGOTIATE, IN GENERAL, ALL TYPES OF SECURITIES AND ANY OTHER PERSONAL RIGHTS OR CREDIT RIGHTS; (F) ENTER INTO PLEDGE AGREEMENTS, ANTICHRESIS, DEPOSITS, GUARANTEES, ADMINISTRATION, MANDATES, COMMISSIONS AND CONSIGNATIONS; (G) ACQUIRE, TRANSFER, TAX, LIMIT THE OWNERSHIP AND ADMINISTRATE ALL KINDS OF REAL OR MOVABLE PROPERTY, CHANGE THEIR FORM, LEASE OUT OR LEASE REAL OR PERSONAL PROPERTY; (H) ENTER INTO TECHNICAL ADMINISTRATION, ECONOMIC ADMINISTRATION COVENANTS WITH OTHER PERSONS; (I) ENTER INTO PARTICIPATION AGREEMENTS, WHETHER ACTIVELY OR INACTIVELY PARTICIPATING (J)HIRE TECHNICIANS IN THE COUNTRY OR ABROAD WITH REGARD TO THE ACTIVITIES PERTAINING TO ITS OBJECT; (K) REPRESENT NATIONAL AND FOREIGN COMPANIES; (L) REGISTER PATENTS, TRADE NAMES, TRADEMARKS AND OTHER INDUSTRIAL PROPERTY RIGHTS AND ACQUIRE OR GRANT ASSIGNMENTS FOR THEIR EXPLOITATION; (M) PARTICIPATE IN PUBLIC OR PRIVATE TENDERS, WHETHER NATIONAL OR INTERNATIONAL OR IN ANY DIRECT ENGAGEMENT PROCEDURE WITH NATIONAL OR INTERNATIONAL ENTITIES; (N): IN GENERAL, THE CORPORATION MAY EXECUTE ALL THE AGREEMENTS, ACTS OR OPERATIONS OF ANY NATURE, IN ANY WAY DIRECTLY RELATED WITH THE CORPORATE OBJECT INDICATED IN THIS SECTION, AND ALL THOSE WHICH PURPOSE IS THAT OF EXERCISING THE RIGHTS AND FULFILLING THE LEGAL OBLIGATIONS OR CONVENTIONALLY DERIVING FROM THE EXISTENCE AND THE ACTIVITIES DEVELOPED BY THE CORPORATION. THE ABOVE STATED ACTIVITIES MAY BE EXECUTED BY THE CORPORATION DIRECTLY OR THROUGH THIRD PARTY AGREEMENTS.
CERTIFIES:
CAPITAL:
** AUTHORIZED CAPITAL**
VALUE:                      $20,000,000.00
NO. OF SHARES: 20,000.00
NOMINAL VALUE: $1,000.00

** SUBSCRIBED CAPITAL**
VALUE:                      $20,000,000.00
NO. OF SHARES: 20,000.00
NOMINAL VALUE: $1,000.00

**PAID-IN CAPITAL**
VALUE: $20,000,000.00
NO. OF SHARES: 20,000.00
NOMINAL VALUE: $1,000.00
CERTIFIES:
LEGAL REPRESENTATION: THE LEGAL REPRESENTATIVE OF THE CORPORATION SHALL BE DESIGNATED BY THE SHAREHOLDERS’ MEETING. THE EXERCISE OF HIS/HER DUTIES SHALL BE SUBJECT TO THE ARTICLES OF INCORPORATION AND THE LAW. THE LEGAL REPRESENTATIVE MAY HAVE A DEPUTY, DESIGNATED BY THE SHAREHOLDERS’ MEETING, WHO SHALL REPLACE SUCH IN ALL ABSOLUTE, TEMPORARY AND EVENTUAL ABSENCES.
CERTIFIES:
**APPOINTMENTS **
THAT THE FOLLOWING WAS (WERE) APPOINTED IN PRIVATE SINGLE SHAREHOLDER DOCUMENT DATED OCTOBER 6, 2009, REGISTERED ON OCTOBER 26, 2009 UNDER NUMBER 01336597 OF BOOK IX:
NAME                                                                                     IDENTIFICATION
LEGAL REPRESENTATIVE
SAMPER SALAZAR PAULA PIA DEL ROSARIO                                                                                                C.C. 000000051854274
DEPUTY LEGAL REPRESENTATIVE
DUARATE MARIN CAMILO ALBERTO                                                                                                C.C. 000000080503609
CERTIFIES:
POWERS OF THE LEGAL REPRESENTATIVE: THE ATTRIBUTIONS OF THE LEGAL REPRESENTATIVE: A) TO EXERCISES THE LEGAL REPRESENTATION, BOTH JUDICIAL AND EXTRAJUDICIAL OF THE CORPORATION. B) TO ADMINISTRATE THE BUSINESSES OF THE COMPANY, EXECUTING IN ITS NAME ALL TYPES OF AGREEMENTS. THE LEGAL REPRESENTATIVE SHALL REQUIRE THE PRIOR EXPRESS APPROVAL OF THE SHAREHOLDERS’ MEETING TO ENTER INTO AGREEMENTS OR BUSINESSES ESTABLISHING OBLIGATIONS OF THE CORPORATION GREATER  THAN OR EQUAL TO A VALUE EQUAL TO TWENTY MILLION COLOMBIAN PESOS (COP $20,000,000.00) C) PRESENT FOR THE CONSIDERATION OF THE SHAREHOLDERS’ MEETING A REPORT ON THE ANNUAL MANAGEMENT OF THE COMPANY FOR ITS APPROVAL. D) HIRE, APPOINT AND REMOVE THOSE EXECUTIVES AND EMPLOYEES WHICH APPOINTMENT CORRESPONDS TO THE SHAREHOLDERS’ MEETING AND SET THEIR REMUNERATIONS. E) SUBSCRIBE TAX STATEMENTS AND ANY OTHER DOCUMENT THAT MUST BE SUBMITTED BEFORE THE ADMINISTRATIVE ENTITIES AND THAT CORRESPOND TO THE ORDINARY LINE OF BUSINESS. F) GRANT GENERAL AND SPECIAL POWERS OF ATTORNEY. G) WATCH OVER THE ACCOUNTING, ASSETS AND CORRESPONDENCE OF THE CORPORATION AND ENSURE THE SOUND FUNCTIONING OF THEIR DEPARTMENTS; H) CALL FOR THE SHAREHOLDERS’ MEETING.
CERTIFIES:
THAT THROUGH PUBLIC DEED NO. 1516 OF NOTARY OFFICE 73 OF BOGOTÁ, D.C., DATE MAY 25, 2010, REGISTERED ON MAY 26, 2010 UNDER NO. 00017699 OF BOOK V., PAULA PIA DEL ROSARIO SAMPER SALAZAR, IDENTIFIED WITH IDENTITY CARD NO. 51, 854,274 OF BOGOTÁ APPEARED IN HER CAPACITY AS LEGAL REPRESENTATIVE, AND BY MEANS OF THIS PUBLIC DEED CONFERS A SPECIAL, BROAD AND SUFFICIENT POWER OF ATTORNEY TO MRS. AMIRA ICELA CHONG DE NAVARRO, OF LEGAL AGE, DOMICILED IN THE CITY OF PANAMA, REPUBLIC OF PANAMA, IDENTIFIED WITH PASSPORT NO. 1614026 ISSUED IN PANAMA, SO THAT AS THE LEGITIMATE REPRESENTATIVE OF THE CORPORATION, WITH FULL POWERS AND FACULTIES, SHE MAY CARRY OUT THE FOLLOWING ACTIVITIES: 1. SIGN AND SUBMIT TO THE RESPECTIVE AUTHORITIES THE TAX STATEMENTS CORRESPONDING TO THE INCOME TAX, COMPLEMENTARY STATEMENTS AND CONTRIBUTIONS AND SPECIAL TAXES AND THE CORRECTIONS, AGGREGATES AND MODIFICATIONS TO SUCH OR TO THE DOCUMENTS REPRESENTING SUCH, IN THE FORMATS PRESCRIBED BY THE TAX AUTHORITIES OR BY ELECTRONIC MEANS SET BY THE LAWS. 2. TO SIGN AND SUBMIT BEFORE THE RESPECTIVE AUTHORITIES THE SALES TAX STATEMENTS AND THEIR CORRECTIONS, AGGREGATES AND MODIFICATIONS OR DOCUMENTS REPRESENTING SUCH, IN THE FORMATS PRESCRIBED BY THE TAX AUTHORITIES. 3. SIGN AND SUBMIT BEFORE THE RESPECTIVE AUTHORITIES THE TAXATION AT SOURCE TAX STATEMENTS CORRESPONDING TO THE INCOME TAXES, COMPLEMENTARY, CONTRIBUTIONS, SPECIAL TAXES, SALES TAXES, TAX STAMP TAXES, INDUSTRY AND COMMERCIAL TAXES, AND THE TAXES, RATES OR CONTRIBUTIONS AND THEIR CORRECTIONS, AGGREGATES AND MODIFICATIONS OR THE DOCUMENTS REPRESENTING SUCH, IN THE FORMATS PRESCRIBED BY THE TAX AUTHORITIES, OR THROUGH ELECTRONIC MEANS SET BY THE LAWS. 4. TO SIGN AND SUBMIT BEFORE THE RESPECTIVE AUTHORITIES THE INDUSTRY, COMMERCE, COMPLEMENTARY, NOTICE, BOARDS, PROPERTY, UNIFIED, MOTOR VEHICLE AND OTHER TAXES, RATES AND CONTRIBUTIONS OF A MUNICIPAL OR DEPARTMENTAL NATURE AND THEIR CORRECTIONS, AGGREGATES AND MODIFICATIONS OR THE DOCUMENTS REPRESENTING SUCH OR THROUGH ELECTRONIC MEANS SET BY THE LAWS. 5. TO SIGN AND SUBMIT BEFORE THE RESPECTIVE AUTHORITIES THOSE DOCUMENTS CONTAINING ALL TYPES OF INFORMATION OF A TAX NATURE, BOTH NATIONAL AND DEPARTMENTAL AND MUNICIPAL TAXES, RATES AND CONTRIBUTIONS AND DEPARTMENTAL AND THEIR CORRECTIONS, AGGREGATES AND MODIFICATIONS AND THE DOCUMENTS REPRESENTING SUCH, IN THE FORMATS PRESCRIBED BY THE TAX AUTHORITIES OR THROUGH ELECTRONIC MEANS SET BY THE LAWS. 6. TO SIGN AND SUBMIT BEFORE THE RESPECTIVE AUTHORITIES THE OTHER TAX STATEMENTS REGARDING TAXES, RATES AND CONTRIBUTIONS WHETHER NATIONAL, DEPARTMENTAL OR MUNICIPAL AND THEIR CORRECTIONS, AGGREGATES AND MODIFICATIONS OR DOCUMENTS ACTING AS SUCH, IN THE FORMATS PRESCRIBED BY THE TAX AUTHORITIES OR THROUGH ELECTRONIC MEANS SET BY THE LAWS. 7. TO NOTIFY AND REPRESENT THE CORPORATION FOR THE EFFECTS OF REPLYING, DURING ANY PROCEDURAL STAGE, TO THE REQUIREMENTS AND/OR ANY ADMINISTRATIVE ACT, PETITION, ACTIONS OR FORMALITY INITIATED BY THE ADMINISTRATIVE OR TAX AUTHORITIES, EXPLICITLY OR IMPLICITLY AFFECTING THE INTERESTS OF THE CORPORATION, AS WELL AS : ATTENDING TO THE SUMMONS, ORDINARY AND SPECIAL REQUIREMENTS STATED BY THE TAX AUTHORITIES; (II) THE LODGING OF APPEALS OR SUITS AGAINST ACTS PRONOUNCED BY THE TAX AUTHORITIES; AND (III) THE SUBMITTAL OF RETURN AND/OR OWED COMPENSATION REQUESTS OR EXCESS PAYMENTS OR REGARDING THAT NOT OWED; 8. TO REPRESENT THE CORPORATION TO SIGN AND SUBMIT ALL THE DOCUMENTS RELATING TO THE ASSET IMPORT, ASSET EXPORT AND CUSTOMS TRANSMIT SYSTEMS, INCLUDING WITHOUT LIMITATION, THE SIGNING OF MANDATE AGREEMENTS ENTERED INTO BETWEEN THE CORPORATION AND CUSTOMS AGENCIES, PORT CORPORATIONS, INTERNATIONAL FREIGHT AGENTS AND TRANSPORTERS, FOR THE DEVELOPMENT OF THE NECESSARY PROCESSES FOR THE EXECUTION OF FOREIGN BUSINESS OPERATIONS; 9. TO NOTIFY AND REPRESENT THE CORPORATION TO SIGN ANY REPLY REQUIRED TO BE SUBMITTED BEFORE THE CUSTOMS AUTHORITIES OR IN GENERAL, ANY FOREIGN BUSINESS AUTHORITY, DURING ANY PROCEDURAL STAGE, INCLUDING BUT NOT LIMITED TO, (I) ORDINARY REQUIREMENTS, SPECIAL REQUIREMENTS STATED BY THE CUSTOMS AUTHORITIES, (II) LODGING APPEALS THROUGH GOVERNMENT CHANNELS OR LODGING SUITS AGAINST THE ACTS PERFORMED BY THE CUSTOMS AUTHORITIES AND (III) SUBMITTING REQUESTS AND/OR PETITIONS BEFORE SUCH AUTHORITIES THAT INVOLVE THE INTERESTS OF THE CORPORATION.
CERTIFIES
THAT IN ACCORDANCE WITH THAT SET FORTH BY LAW 962 OF THE YEAR 2005, THE REGISTRATION RECORDS CERTIFIED HEREIN REMAIN FINAL FIVE (5) WORKDAYS FOLLOWING THE DATE OF REGISTRATION, AS LONG AS THEY ARE NOT THE OBJECT OF APPEALS THROUGH GOVERNMENT CHANNELS.

* * *           THIS CERTIFICATION DOES NOT CONSTITUTE PERMISSION FOR OPERATION IN ANY EVENT

ATTENTION ALL BUSINESS PERSONS: IF YOUR COMPANY HAS ASSETS FOR A SUM OF LESS THAN 30,000 SMLMV AND A STAFF OF LESS THAN 200 WORKERS, YOU ARE ENTITLED TO RECEIVE A DISCOUNT ON THE PARA FISCAL CHARGES OF 75% DURING THE FIRST YEAR IN WHICH YOUR COMPANY IS CONSTITUTED, OF 50% DURING THE SECOND YEAR AND OF 25% DURING THE THIRD YEAR. LAW 590 OF THE YEAR 2000 AND DECREE 525 OF THE YEAR 2009.

REMEMBER TO VISIT www.supersociedades, gov.co TO VERIFY IF YOUR COMPANY IS BOUND TO REMIT FINANCIAL STATEMENTS. AVOID PENALIZATIONS.
THE SECRETARY OF THE CHAMBER OF COMMERCE.
VALUE: $10,800
IN ACCORDANCE WITH DECREE 2150 OF THE YEAR 1995 AND THE AUTHORIZATION PROVIDED BY THE INDUSTRY AND COMMERCE SUPERINTENDENCY, BY MEANS OF OFFICIAL DOCUMENT DATED NOVEMBER 18, 1996, THE MECHANICAL SIGNATURE APPEARING BELOW IS FULLY VALID FOR ALL LEGAL EFFECTS. (Illegible Signature).

03-12015401 003646 CEMENTOS ARGOS S.A. ACRONYM ARGO
Barranquilla, June 18, 2010 – Time: 10:56:40 (No. 14623942). (Logo of the Chamber of Commerce of Barranquilla) THE CHAMBER OF COMMERCE OF BOGOTÁ CERTIFYING THE EXISTENCE AND LEGAL REPRESENTATION OR REGISTRATION OF DOCUMENTS.
CEMENTOS ARAGOS S.A. ACRONYM ARGOS, S.A.
TIN: 890, 100, 251-0.

THE UNDERSIGNED SECRETARY OF THE CHAMBER OF COMMERCE OF BARRANQUILLA, BASED ON THE REGISTRATION OF THE TRADE REGISTRY:

CERTIFIES

That through Public Deed No. 1,299, dated August 14, 1944, granted by the Second Notary Office of Barranquilla, which notary extract is registered in this Chamber of Commerce, on August 19, 1944, under No. 3,623 of the respective book, the following corporation known as “CEMENTOS DEL CARIBE S.A.” was constituted.”---------------------------------------------------------------------------------

CERTIFIES

That through Public Deed No. 3,144 dated December 16, 2005, granted by the 3rd Notary of Barranqilla, registered in this Chamber of Commerce on December 28, 2005, under No. 121,766 of the respective book, the before mentioned corporation changed its corporate name to CEMENTOS ARGOS S.A. ACRONYM ARGOS, S.A.------------------------------------------------------------------------------------

CERTIFIES

That through Public Deed No. 3,264 dated December 28, 2005, granted by the 3rd Notary of Barranquilla which relevant part was registered in this Chamber of Commerce on December 28, 2005, under No. 121,769 of the respective bookl,
Stating that the corporation CEMENTOS ARGOS, S.A. ACRONYM ARGOS, S.A. was merged with CEMENTOS DEL VALLE S.A., COMPANIA COLOMBIANA DE CLINKER S.A., COLKLINKER S.A., CALES Y CEMENTOS DE TOLUVIEJO, S.A., TOLCEMENTO, CEMENTOS RIOCLARO S.A., CEMENTOS EL CAIRO S.A., CEMENTOS DEL NARE S.A., CEMENTOS PAZ DEL RIO S.A., CPR S.A. of which the first absorbed them all and the rest were absorbed.------------------------------------------------------------------------------

CERTIFIES

That such corporation has been modified by the following private deeds and/or documents:

Number	Year/month/day	Notary Office	Registration No.	Year/month/day
573	1947/03/07	2nd Notary of Barranquilla	4,730	1947/03/12
1,436	1950/05/11	2nd Notary of Barranquilla	6,508	1950/06/05
478	1955/03/23	3rd Notary of Barranquilla	9,009	1955/04/11
669	1956/03/22	3rd Notary of Barranquilla	9,492	1956/03/26
1,896	1959/07/17	3rd Notary of Barranquilla	11,772	1959/07/17
670	1962/04/10	3rd Notary of Barranquilla	13,764	1962/04/24
1,191	1969/06/02	3rd Notary of Barranquilla	24,570	1969/06/19
1,507	1969/07/05	3rd Notary of Barranquilla	24,678	1969/07/21
46	1973/01/16	3rd Notary of Barranquilla	1,373	1973/02/26
1,559	1974/06/10	3rd Notary of Barranquilla	3,182	1974/07/16
1,025	1975/05/30	3rd Notary of Barranquilla	4.336	1975/06/12
1,024	1975/05/30	3rd Notary of Barranquilla	4,356	1975/06/17
1,623	1975/09/07	3rd Notary of Barranquilla	6,236	1976/09/22
1,687	1978/09/05	3rd Notary of Barranquilla	8,872	1978/09/22
1,082	1979/06/08	3rd Notary of Barranquilla	10,196	1979/07/05
1,102	1983/05/24	3rd Notary of Barranquilla	17,262	1983/08/01
1,846	1989/08/17	3rd Notary of Barranquilla	34,613	1989/09/26
1,917	1990/09/24	3rd Notary of Barranquilla	38,159	1990/09/26
1,617	º991/07/15	3rd Notary of Barranquilla	41,855	1991/07/25
1,469	1992/06/16	3rd Notary of Barranquilla	45,779	1992/07/04
1,236	1993/05/10	3rd Notary of Barranquilla	49,823	1993/06/07
1,393	1994/05/30	3rd Notary of Barranquilla	54,193	1994/06/01
1,569	1995/06/21	3rd Notary of Barranquilla	59,466	1995/06/29
1,672	1997/06/25	3rd Notary of Barranquilla	70,349	1997/07/14
692	2000/04/11	3rd Notary of Barranquilla	87,004	2000/05/16
795	2001/05/03	3rd Notary of Barranquilla	92,775	2001/05/11
889	2002/05/02	3rd Notary of Barranquilla	98,720	2002/05/17
983	2003/05/08	3rd Notary of Barranquilla	105,231	2003/05/28
622	2004/03/31	3rd Notary of Barranquilla	110,354	2004/04/02
3,114	2005/12/16	3rd Notary of Barranquilla	121,766	2005/12/28
903	26/04/26	3rd Notary of Barranquilla	123,917	2006/04/28
814	2007/04/23	3rd Notary of Barranquilla	131,926	2007/05/17
1,306	2008/06/27	3rd Notary of Barranquilla	141,280	2008/07/15

CERTIFIES

That according to the above cited deed(s), the corporation is governed by the following provisions:
CORPORATION NAME:
CEMENTOS ARGOS S.A. ACRONYM: ARGOS S.A.
ACRONYM: ARGOS S.A.
TIN No. 890,100,251-0
TRADE REGISTRATION: 3,646.

CERTIFIES

Address for judicial notifications:
CL 7 D No 43 A -99.
De la ciudad de Medellin.
Email: mecheverri@argos.com.co

CERTIFIES

TERM: The term of the corporation was set until August 2060.

CERTIFIES

CORPORATE OBJECT: the exploitation of the Cement Industry and production of concrete mixtures and any other types of materials of cement, lime or clay-based articles; the acquisition and transfer of minerals or mineral deposits usable in the cement industry and similar industries and the rights to exploit and explore the indicated minerals, whether through assignment, privilege, leasing or any other way; the acquisition and the transfer of deposits of other minerals and the rights to explore and exploit minerals other than those previously indicated, whether through assignment, privilege, leasing or any other way; carrying out exploration and exploitation activities of hydrocarbons and other activities inherent to the sector; the establishment of factories, stores, and agencies for the preparation, storage, distribution and sale of its products and the acquisition, exploitation and transfer of raw materials, machinery and possessions to carry out its corporate object or that tend to be developed. The use of unusable substances through other processes to replace raw materials or fuels in the manufacture of cement. The corporation may build and operate the industrial mounting and installations necessary, such as factories, electrical plants, docks, workshops, buildings, warehouses, stores or agencies; establish the distribution and sales systems it considers appropriate; undertake the acquisition, transportation, transfer and entering into all types of agreements regarding the cement industry products and on the objects giving way to the occupation of such, and likewise in the acquisition, exploitation and transfer of raw materials to fulfill its corporate object. Likewise, the corporation may develop and exploit all types of commercial activities at its port facilities, as well as engage individuals in the use of such, invest in construction, maintenance and administration of ports; lending loading and unloading storage services for ports and other services directly related with the port activity. As well as to act as a contractor, constructor, consultant, inspector, designer and draftsman or woman of civil works of those of another type, before any public or private entity. To invest in all types of real and personal property and specifically in shares or parts, or any other stock, in corporations, organizational entities, funds or any other legal figure permitting investment in resources.
Likewise, to invest in papers or documents of a fixed, variable income, whether they are or are not registered in the public securities market. In any event, the issuers and/or receivers of the investment may be public, private or mixed, national or foreign. With the purpose of achieving the total fulfillment of the corporate object, the corporation may also: a: Acquire the ownership or any type of rights on real property, machinery and other assets and erect constructions and other works that are necessary or convenient for the development of their businesses, obtain media and concessions for the use of water,  exploitation of minerals and other natural resources related with its object; acquire, maintain, use and transfer patents, registration rights, permits, privileges, industrial procedures, trademarks and registered trade names, relating to the establishments and, to all the production, process, operation and activities of the company, entering into all types of business negotiations regarding such; the transfer of all that which it in any way ceases to require or is inconvenient; invest its available reserve, projection or other funds in the acquisition of assets and rights of all types, real or personal, substantial or unsubstantial, being able to keep them, exploit them and transfer them, subsequently, according to the needs of the corporation.  B.- Form, organize or finance corporations, partnerships or companies with equal or similar objects to those of the corporation, or that have the objective of executing or entering into businesses resulting in the opening of new markets for the items produced by the corporation or providing clients or improving such corporation, in any way facilitating the operations that constitute the main object of such, or entering in all types of arrangements or agreements with them and subscribing or taking interest in the mentioned corporations, partnerships or companies. C.- Incorporating the businesses of any of the corporations, partnerships or companies before mentioned, or merging such. D.- Take and give money at an interest rate, issue bonds in accordance with the regulations foreseen in the law; giving its movable and real property, substantial or unsubstantial as a guarantee; issuing, endorsing, acquiring, accepting, charging, protesting, cancelling or paying bills of exchange, checks, transfers or any others commercial effects or accepting them as payment; and in general to perform all types of civil, commercial, industrial or financial operations, any place, whether in its name, whether in the name of third parties or participating with them, on real or personal property, that are necessary and convenient in order to achieve the purposes sought by such corporation of that may favor or develop its activities or those relating to the corporation object. E.- The corporation may form civil or commercial companies of any nature, or become a partner in those already incorporated, as long as the corporate object of one or the other are similar, related or complementary to its own object. But the partnership that is permitted through this clause may even include companies which activity is other than that of its own corporation, as long as it is proves to be convenient for its interests in the opinion of the body authorized by the articles of incorporation to approve the operation.

CERTIFIES

Capital                                                                           No. of Shares                                                      Value of Shares
Authorized
$*******9,000,000,000                                                                1,500,000,0006
Subscribed
$*******7,291,487,317                                                                1,215,247,8856
Paid-in
$*******7,291,487,317                                                                1,215,247,8856

CERTIFIES

ADMINISTRATION: The duties of the Board of Directors, among others, are the following: To freely appoint and remove the president of the corporation. To establish departments, branches or agencies in other cities of the country or abroad. To authorize the celebration of any act or entering into any agreement which sum exceeds a value equal to ten thousand (10,000) legal monthly minimum wages in legal currency of Colombia, except those which object is that of marketing or selling the products prepared or exploited by the company or the services provided by such. The president may not execute any of such acts, nor enter into any such agreements exceeding this sum without the prior and favorable vote of the Board of Directors.  Except for a statutory provision to the contrary, the Board of Directors is presumed to have sufficient attributions to order the execution or celebration of any act or agreement included within the corporate object and for all necessary determinations leading the corporation to fulfill its purposes. With the legal exceptions, the Board of Directors may delegate duties in the president. Additionally, there shall be four (4) legal representatives for the judicial effects, as well as to advance all types of processes before the public authorities, with the broadest powers, which shall be designated by the Board of Directors of the corporation. The duties of the president are, among others, the following: To represent the corporation judicially and extra judicially. To constituted judicial and extrajudicial proxies and delegate certain functions to such, within the legal limit. To execute the acts and enter into the agreements tending to fulfill the corporate purposes, previously submitting before the Board of Directors those that are the exclusive competence of such Board, as per the articles of incorporation, among such the businesses which sum exceeds a value equal to ten thousand (10,000) legal monthly minimum wages in legal currency of Colombia, except those which object is the marketing or sale of the products prepared or exploited by the company or the services provided by such.

CERTIFIES
That by means of a Private Document Dated December 21, 2007, granted in Barranquilla and registered in this Chamber of Commerce on December 26, 2007, CEMENTOS ARGOS, S.A., ACRONYM ARGOS S.A. is linked to a BUSINESS GROUP, controlled by INVERSIONES ARGOS S.A.
Domicile: Medellin.-------------------------------------------------------------------------------------------------------

CERTIFIES

That according to that stated in Minute No. 78, dated March 24, 2009, corresponding to the Shareholders’ Meeting in Barranquilla, for the corporation: CEMENTOS ARGOS S.A. ACRONYN ARGOS S.A., which relevant part was registered in this Chamber of Commerce, on May 07, 2009, under NO. 148 of the respective book, the following appointments were made:

CLASS:                                                                BOARD OF DIRECTORS
1.	Restrepo Isaza Sergio C.C.*****15,347,043
2.	Giraldo Mira Ana María C.C.*****43,730,092
3.	Bernal Correa Andres C.C.*****98,557,227
4.	Betancourt Azcarate Claudia C.C.*****31,930,592
5.	Vieira Fernandez Juan David C.C.******8,319,482

CERTIFIES

That in accordance with Minute No. 1,045 dated December 29, 2005, corresponding to the Board of Directors in Barranquilla, for the corporation: CEMENTOS ARGOS, S.A., ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on December 29, 2005 under No. 121,812 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Chairman.
Velez Cadavid Jose Alberto                                                               CC.*****8,345,685
Legal Representative
Yepes Jimenez Carlos Raul                                                                CC.****70,560,961
Legal Representative
Sierra Fernandez Ricardo Andres                                                     CC.****98,543,561
Legal Representative
Acevedo Zuluaga Jorge Igancio                                                       CC.****70,561,899
Legal Representative
Bettin Vallejo Eduardo                                                                         CC.****79,416,314
Legal Representative
Lizarralde Victor Manuel                                                                     CC.****19,381,169
Legal Representative
Madrid Pinilla Julian                                                                            CC.****16,772,009
Legal Representative
Velasquez Jaramillo Jorge Mario                                                       CC.****70,551,175
Legal Representative
Uriza Pardo Maria                                                                                 CC.****51,788,982

CERTIFIES

That according to that stated in Minute No 1,060, dated July 2007, corresponding to the Board of Directors in Medellin, for the corporation: CEMENTOS ARGOS S.A. ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on August 08, 2007, under number 133,562 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative
Abella Vives Camilo Jose                                                                           CC.****80,418,493

CERTIFIES

That according to that stated in Minute No 1,060 dated July 23, 2007, corresponding to the Board of Directors in Medellin, for the corporation: CEMENTOS ARGOS S.A. ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on August 13, 2007, under NO. 133,662 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative
Gomez Mendoza Arnold Ernesto                                                                           CC.****19,472,285

CERTIFIES

That according to that stated in Minute No 1,061 dated October 24, 2007, corresponding to the Board of Directors in Medellin, for the corporation: CEMENTOS ARGOS S.A. ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on November 28, 2007, under NO. 135,976 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative
Gomez Crespo Ilva Cecilia                                                                           CC.****32,747,519

CERTIFIES

That according to that stated in Minute No 1,062 dated January 28, 2008, corresponding to the Board of Directors in Medellin, for the corporation: CEMENTOS ARGOS S.A. ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on February 07, 2008, under NO. 137,518 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative
Leon Martinez Sandra                                                                                     CC.****40,440,381

CERTIFIES

That according to that stated in Minute No 1,070 dated August 29, 2008, corresponding to the Board of Directors in Medellin, for the corporation: CEMENTOS ARGOS S.A. ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on October 30, 2008, under NO. 143,898 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative
Echeverri Carvajal Maria Isabel                                                                                     CC. ****43,626,497

CERTIFIES

That according to that stated in Minute No 1,074 dated November 14, 20087, corresponding to the Board of Directors in Medellin, for the corporation: CEMENTOS ARGOS S.A. ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on March 18, 2009, under NO. 147,374 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative
Mejia Meza Cesar Augusto                                                                                     CC. ****71,711,118
Legal Representative
Antequera Jessica                                                                           CC.****32,759,642

CERTIFIES

That according to that stated in Minute No 1,084 dated December 11, 2009, corresponding to the Board of Directors in Medellin, for the corporation: CEMENTOS ARGOS S.A. ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on February 12, 2010, under NO. 156,422 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative
Riobo Cortes Alberto Carlos                                                                                     CC.*****9,285,398

CERTIFIES

That according to that stated in a Private Document, dated November 17, 2005, granted in Medellin and registered in this Chamber of Commerce on November 24, 2005 under No 121,035 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative Bondholders
FIDUCIARIA CORFICOLOMBIANA S.A.                                                                           Ni.****800,140,887

CERTIFIES

That according to that stated in a Private Document, dated April 21, 2009, granted in Medellin and registered in this Chamber of Commerce on April 24, 2009 under No 148,420 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative Bondholders
HELM TRUST S.A.                                                                           ****************

CERTIFIES

That according to that stated in Minute No 72 dated March 04, 2005, corresponding to the Board of Directors in Medellin, for the corporation: CEMENTOS ARGOS S.A. ACRONYM ARGOS S.A. which relevant part was registered in this Chamber of Commerce on April 25, 2005, under NO. 117,143 of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Legal Representative
DELOITTE &TOUCHE LTDA                                                                           Ni.****860,005,813

CERTIFIES

That according to that stated in a Private Document, dated May 10, 2010, granted in Bogotá by Deloitte & Touche Ltda, registered in this Chamber of Commerce on May 24, 2010 under No 159,177of the respective book, the following appointments were made:

Title/Name                                                                                     Identification
Designated: Head Statutory Auditor
Cabrales Pinto Olga Liliana                                                                           CC.****52,536,134
Designated: Deputy Statutory Auditor
Perez Florez Viviana Estela                                                                           CC.****22,734,703

CERTIFIES
That no subsequent registrations of documents referring to the modification, dissolution, liquidation or appointment of legal representatives of the before stated corporation appears in this Chamber of Commerce.

CERTIFIES

That it was last renewed on: March 30, 2010.
The information regarding embargos of the establishment is provided in Registration Certificates, and that referring agreements subject to registration, in Special Certificates.

CERTIFIES

That those registration documents certified herein become final five workdays after the corresponding registration as long as they are not the object of appeals for replacement before such entity and/or appeal before the Industry and Commerce Superintendency within such established period.

ANNEX 2- BOUNDARIES AND MEASUREMENTS OF LOT C-2

ANNEX 3- FACADES AND FLOOR PLAN

ANNEX 4- ROADWAY SECTIONS

Minute No. 2
EXTRAORDINARY MEETING OF THE SHAREHOLDERS OF
PRICESMART COLOMBIA S.A.S.

(Legalized copy)

The Meeting of Shareholders of PRICESMART COLOMBIA S.A.S. met in the city of Bogotá D.C. on May six (6), two thousand and ten (2,010), at 9:00 a.m., AT THE OFFICES LOCATED AT Calle 67, No. 7-35, Office 1204 of this city, not requiring a prior call to such since the shareholders of the corporation were all present and duly represented.

Those present and duly represented were the following shareholders who hold 20,000 shares, that is to say 100% of the subscribed and paid-in capital of the corporation:

SHAREHOLDER	SHARES	%	REPRESENTED BY
PRICESMART, INC.	20,000	100%	Manuela Villa González
TOTAL	20,000	100%

Also present was Margarita Martínez González, in her capacity as special guest in the meeting. Dr. Margarita Martinez González read the following  agenda out loud, and such was unanimously approved by all those present:

1.	Appointing the Chairman and Secretary of the Meeting.
2.	Verifying the Quorum
3.	Authorizing a third party to sign the Promise of Purchase Agreement of a Real Property located in the city of Barranquilla.
4.	Reading and Approving the Minutes of the Meeting.

1. Appointing the Chairman and Secretary of the Meeting

Dr. Manuela Villa González is appointed as the Chairman of the Shareholders’ Meeting and Dr. Margarita  Martínez González is appointed as the Secretary of such Shareholders’ Meeting.

2.	Verifying the Quorum
The Secretary informed that the entire 20,000 shares, equaling one hundred percent (100%) of the subscribed and outstanding shares are represented, as stated in the Shareholders’ Book of Records and that, therefore, the necessary quorum to hold and make decisions was obtained.

3.	Authorizing a third party to sign the Promise of Purchase Agreement of the Real Property located in the city of Barranquilla

Taking into account the statutory limits established regarding the capacity of the Legal Representative to enter into agreements or businesses for a sum greater than twenty million pesos ($20,000,000), the Chairman of the meeting stated the need to authorize the Legal Representative and that such, in turn, grant a special power of attorney to Mr. Rodrigo Calvo, Costa Rican citizen, of legal age, identified with Passport Number 107930239, issued in Costa Rica, who may act on behalf and in representation of the corporation PRICESMART COLOMBIA S.A.S., so as to sign the Promise of Purchase Agreement for a land owned by the corporation CEMENTOS ARGOS S.A. This corporation owns two plots of land of a large extension referred to as: (I) LOT D-2”, identified with real estate registration folio number 040-390709 of the Office of Public Instruments of Barranquilla, with an area measuring 65241.10 m2; and (II) “PAVAS-MOLINA LOT”
Identified with real estate registration folio 040-401515 of the Office of Public Instruments of Barranquilla with an area of 390 hectares and 7,684.88 m2, Such lots shall be joined together for the development of the Portal de Alejandría Urbanization, where a portion of the land, referred to as Lot C-2 shall be detached and in accordance with the topographic map that is attached, shall measure approximately 20,502 m2.

Likewise, Mr. Rodrigo Calvo is authorized to advance and execute all the procedures required to acquire, by way of Sale, the full ownership and possession rights, of Lot C-2, once such lot is duly detached, established and separated.

After discussing the before mentioned proposal, the Shareholders’ Meeting unanimously approved the decision in the previously stated terms.

4.	Reading and Approving the Minutes of the Meeting

Having discussed the complete contents of the agenda, the Shareholders’ Meeting called for recess at 10:00am, while the corresponding minutes of the meeting were drawn up. Aat 10:30am the meeting was reinitiated and these Minutes were read and unanimously approved by 100% of the subscribed and paid-in shares of the corporation present.

Proof that all the decisions made at this meeting were approved by the single shareholder, whereby 100% of the subscribed and paid-in capital of the corporation was represented was provided. The meeting was concluded at 11:00am.

MANUELA VILLA GONZÁLEZ                                                                                     MARGARITA MARTÍNEZ GONZÁLEZ
Chairman                                                                           Secretary

This is a genuine and complete copy of the minutes of the meeting and is contained in the Book of Records of the corporation

MARGARITA MARTÍNEZ GONZÁLEZ
Secretary.

SPECIAL POWER OF ATTORNEY

The undersigned, PAULA SAMPER SALAZAR, Colombian citizen, of legal age, domiciled in the city of Bogotá, Republic of Colombia, identified with Identity Card number 51,854,274, issued in the city of Bogotá, D.C. acting in her capacity as legal representative of the corporation PRICESMART COLOMBIA S.A.S., a corporation domiciled in the city of Bogotá (from here on in the “Grantor of the Power of Attorney”), all of which is stated in the Existence and Representation Certificate of the corporation, hereby grant this broad and sufficient SPECIAL POWER OF ATTORNEY, to Mr. RODRIGO CALVO, Costa Rican citizen, of legal age, domiciled and resident of the city of Miami, USA, identified with Passport Number 107930239, issued in Costa Rica (from here on in referred to as the “Attorney-in-Fact”) who may act on behalf and in representation of the corporation PRICESMART COLOMBIA S.A.S. so as to carry out and execute the following tasks:

1.
To sign, on behalf of the Grantor of the Power of Attorney, in the capacity of the Promissory Buyer, the Promise of Purchase Agreement through which the Grantor of the Power of Attorney is to acquire the lot owned by the corporation CEMENTOS ARGOS S.A., which shall act as the Promissory Seller. This corporation owns two plots of land or a large extension referred to as: I) LOT D-2”, identified with real estate registration folio number 040-390709 of the Office of Public Instruments of Barranquilla, with an area measuring 65241.10 m2; and (II) “PAVAS-MOLINA LOT”, identified with real estate registration folio 040-401515 of the Office of Public Instruments of Barranquilla with an area of 390 hectares and 7,684.88 m2, Such lots shall be joined together for the development of the Portal de Alejandría Urbanization, where a portion of the land, referred to as Lot C-2 shall be detached and in accordance with the topographic map that is attached, shall measure approximately 20,502 m2.

2.
To advance and execute all the necessary processes to acquire, by means of the purchase and sale, the full ownership and possession right on Lot C-2, once this lot has been duly detached, established and separated.

3.	Request the information required to fulfill his duties before any Colombian authority
4.	Negotiate and sign any document required and carry out the relevant acts so as to ensure the execution of the previously mentioned duties.

The Attorney-in-Fact is hereby authorized to replace this Power of Attorney granting such to whomever he considers necessary.

Signed in the city of Botogá on May six (6), 2010 to certify the above stated.

PAULA SAMPER SALAZAR
Legal Representative
PRICESMART COLOMBIA S.A.S.
c.c. 51,854,274 Bogotá